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                        PAYMENT AND TERMINATION AGREEMENT


     This PAYMENT AND TERMINATION AGREEMENT, dated as of October 3, 1995, is entered into between Manville Corporation, a Delaware corporation (the "Company"), (and Name) (the "Participant").

     WHEREAS, the Company established the 1991 Long-Term Cash Incentive Compensation Plan (the "Cash Plan") and Participant was awarded (Units) Performance Units pursuant to such Cash Plan (all capitalized terms used and not defined herein shall have the meanings set forth in the Cash Plan);

     WHEREAS, in consideration of the Company's agreement to make the Payments (as defined below), the Company and the Participant desire to cancel, effective as of the date hereof, all Performance Units issued to Participant under the Cash Plan; and

     WHEREAS, upon cancellation or forfeiture of all Performance Units, the Cash Plan shall be terminated and of no further force and effect and, except as provided herein, Participant shall have no further rights, and the Company shall have no further liabilities, with respect to the Performance Units or the Cash Plan.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Participant agree as follows:

     1. PAYMENT. Subject to Section 2, the Company agrees to pay Participant, in one or more payments as provided below, $0.84 per Performance Unit held by Participant (each, a "Payment"). Each such Payment shall be made in cash to the Participant at the time of payment by the Company of any dividend with respect to its shares of Common Stock. The amount of any such Payment shall be equal to the product of (i) the per share amount of the dividend multiplied by (ii) (Units) (the "Unit Number"); PROVIDED, HOWEVER, that, for purposes of the above calculation, the per share amount of any Payment, when added to the aggregate per share amounts of all prior Payments made after the date hereof, shall not exceed $0.84.

     2. TERMINATION, DEATH OR DISABILITY. Payments hereunder shall be made regardless of whether the Participant is actually employed by the Company or any entity controlled by or under common control with the Company (an "Affiliate") on the payment date of the dividend to which the Payment relates, except that
(i) in the case of any Payment in respect of a dividend paid prior to December 31, 1995, such Payment shall not be paid unless the Participant was actually employed by the Company or an Affiliate on the payment date of such dividend and
(ii) no Payment shall be made in respect of a dividend paid after December 31, 1995 to the Participant unless the Participant was actually employed by the Company or an Affiliate on the last business day of 1995.


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     3.   FORFEITURE.  Effective as of the date hereof, the Participant shall forfeit all of (Gender) Performance Units and all such Performance Units shall be canceled and, except as provided herein, the Participant shall have no rights, and the Company shall have no liabilities, with respect thereto or to the Cash Plan or any Award Letter issued to the Participant pursuant to the Cash Plan.

     4. WITHHOLDING PAYMENTS. All Payments shall be subject to, and reduced by, such payroll taxes and withholding requirements as may be in effect at the time of the Payment.

     5. ADJUSTMENTS. In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the Common Stock, then in such event the Unit Number shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent dilution or enlargement of the rights granted to the Participant hereunder; provided that in no event shall the aggregate Payments to Participant exceed the product of (x) $0.84 multiplied by (y) the number of Units held on the date hereof. Any adjustments so made shall be final and binding upon the Participant.

     6. GOVERNING LAW. This Agreement and any claim related directly or indirectly thereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of law principles.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.


                                   MANVILLE CORPORATION


                                   By:
                                        ---------------------------------
                                        W. Thomas Stephens
                                        Chairman of the Board, President and
                                        Chief Executive Officer




                                   -----------------------------------
                                   (Name)


ATTEST:
        ------------------------
             General Counsel


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